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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported): January 23, 2002

AREMISSOFT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25713 Commission File No.	68-0413939 (I.R.S. Employer Identification No.)
Two Meridian Crossings Minneapolis, MN (Address of principal executive offices)		55423 (Zip Code)

(612) 851-1900
(Registrant's telephone number, including area code)

(Former name or former address if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

        On January 18, 2002, the Audit Committee recommended to the Board of Directors of AremisSoft Corporation ("AremisSoft") that it dismiss, and on January 23, 2002 the Board of Directors determined to dismiss, PKF as AremisSoft's independent public accountants.

        The reports of PKF on the financial statements of AremisSoft for its fiscal years ended December 31, 2000 and December 31, 1999 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        In August 2001, and after publicity questioning the size of its contract with the National Health Insurance Fund ("NHIF") for Bulgaria and the resignation of several of its officers, including Lycourgos Kyprianou, Chairman and Co-CEO, Michael Tymvios, CFO and M.C. Matthews, President of the Emerging Markets Group, AremisSoft retained counsel to conduct an investigation of its Cyprus operations and the operations of its Emerging Markets Group. After completion of such forensics investigation, which included participation of Deloitte & Touche's forensic audit group, AremisSoft announced (i) that it could not substantiate the approximately $90 million of revenue reported by its Emerging Markets Group for the year ended December 31, 2000, (ii) that its purported acquisitions of e-nnovations.com, E-ChaRM India Pvt Ltd and Denon International Ltd, companies identified and evaluated by executives in the EMG, were recorded at values not substantiated by information developed in the investigation, and (iii) that it had collected only $1.7 million from the NHIF, while it had recognized a total of $7.1 million of revenue on these contracts during 2000.

        AremisSoft filed a Form 8-K on December 4, 2001, reporting the above discrepancies and indicating that it expected that previously released prior period financial statements would require substantial adjustments because of the facts derived from this investigation and that those adjustments could result in losses in prior periods.

        On December 7, 2001, PKF notified AremisSoft that its auditors' reports on AremisSoft's financial statements at and for the years ended December 31, 2000 and 1999, as originally issued or as restated, must no longer be associated with such statements and that such auditors' reports should no longer be relied on.

        During AremisSoft's two most recent fiscal years and the subsequent interim period through January 23, 2001, and except as noted above, and to the knowledge of current management of AremisSoft, there were no disagreements between AremisSoft and PKF on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PKF, would have caused PKF to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years.

        AremisSoft has furnished PKF with a copy of this Form 8-K and has requested that PKF furnish it with a letter addressed to the Commission stating whether it agrees with the above statements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
16.1	Letter of PKF*

*
To be filed by amendment

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AREMISSOFT CORPORATION
Date: January 25, 2002	/s/ DAVID G. LATZKE David G. Latzke, Chief Financial Officer

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  ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES